SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Soliciting Material Pursuant to Rule 14a-12

IRIDEX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IRIDEX CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 4, 2003

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of IRIDEX Corporation, a Delaware corporation (“the Company”), will be held on June 4, 2003 at 2:00 p.m., Pacific Daylight Savings Time, at the Company’s principal executive offices located at 1212 Terra Bella Avenue, Mountain View, California 94043 for the following purposes:

1.	To elect six (6) directors to serve for the ensuing year or until their successors are elected and qualified (Proposal 1);

2.	To approve the amendment of the Company’s 1998 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 270,000 shares, from 1,230,000 shares to 1,500,000 shares (Proposal 2);

3.	To approve the amendment of the Company’s 1995 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 60,000 shares, from 370,000 shares to 430,000 shares (Proposal 3);

4.	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending January 3, 2004 (Proposal 4); and

5.	To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

     Stockholders of record at the close of business on April 11, 2003 shall be entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign and date the enclosed proxy card and return it as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has previously returned a proxy card.

Sincerely,

Mountain View, California	Theodore A. Boutacoff
May 2, 2003	President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR USING THE INTERNET AS INSTRUCTED ON THE ENCLOSED PROXY CARD.

INFORMATION CONCERNING SOLICITATION AND VOTING
General
Record Date and Share Ownership
Revocability of Proxies
Voting
Solicitation of Proxies
Quorum; Abstentions; Broker Non-Votes
Deadline for Receipt of Stockholder Proposals to be Presented at the Next Annual Meeting
Stockholder Information
PROPOSAL ONE--ELECTION OF DIRECTORS
Nominees
Vote Required
Board Meetings and Committees
Compensation Committee Interlocks and Insider Participation
Director Compensation
PROPOSAL TWO--AMENDMENT OF THE 1998 STOCK PLAN
Introduction
Summary of the 1998 Plan
United States Tax Information
Amended and New Plan Benefits
Required Vote
PROPOSAL THREE--AMENDMENT OF THE 1995 EMPLOYEE STOCK PURCHASE PLAN
Introduction
Summary of the 1995 Employee Stock Purchase Plan
United States Tax Information
Amended and New Plan Benefits
Required Vote
PROPOSAL FOUR--RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
Introduction
Fees Billed To Company By PricewaterhouseCoopers LLP During Fiscal 2002
Required Vote
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Summary Compensation
Stock Option Grants and Exercises During Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values
Employment Agreements
Other Employee Benefit Plans
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
General
Committee Charter
Executive Officer Compensation
CEO Compensation
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
General
Committee and Charter
Review with Management
Review and Discussions with Independent Accountants
Conclusion
COMPANY STOCK PRICE PERFORMANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS

IRIDEX CORPORATION
1212 Terra Bella Avenue
Mountain View, CA 94043

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The accompanying Proxy is solicited on behalf of the Board of Directors (the “Board”) of IRIDEX Corporation, a Delaware corporation (the “Company” or “IRIDEX”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the principal executive offices of the Company located at 1212 Terra Bella Avenue, Mountain View, California 94043 on Wednesday, June 4, 2003, at 2:00 p.m., Pacific Daylight Savings Time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s telephone number is (650) 940-4700.

     These proxy solicitation materials and the Annual Report on Form 10-K for the fiscal year ended December 28, 2002, including financial statements, were mailed on or about May 2, 2003 to all stockholders entitled to vote at the meeting.

Record Date and Share Ownership

     Stockholders of record at the close of business on April 11, 2003 (the “Record Date”) are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. At the Record Date, 6,919,285 shares of the Company’s Common Stock, $.01 par value, were issued and outstanding and held of record by approximately 86 stockholders.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (a) delivering to the Company at its principal offices to the attention of Chief Financial Officer a written notice of revocation or a duly executed proxy bearing a later date or (b) attending the meeting and voting in person.

Voting

     Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder. Holders of the Company’s Common Stock are the only securityholders of the Company entitled to vote at the Annual Meeting. The stockholders may not cumulate votes in the election of directors.

Solicitation of Proxies

     The cost of this solicitation will be borne by the Company. The Company has retained the services of Skinner & Co., Inc. (the “Agent”) to perform a search of brokers, bank nominees and other institutional owners and to solicit proxies. The Company estimates that it will pay the Agent a fee of $5,000 for its services and out-of-pocket expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or other electronic means.

Quorum; Abstentions; Broker Non-Votes

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”). The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law and the Company’s Bylaws for approval of all proposals presented to stockholders. Holders of a majority of shares entitled to vote must be present or represented by proxy at the meeting in order for a quorum to exist.

     When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted (i) FOR the election of the nominees for directors set forth herein; (ii) FOR the approval of an amendment to the Company’s 1998 Stock Plan to increase the number of shares reserved for issuance thereunder by 270,000 shares; (iii) FOR the approval of an amendment to the Company’s 1995 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 60,000 shares; (iv) FOR the ratification of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending January 3, 2004; and (v) in the proxy holder’s discretion, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Pursuant to Delaware law, the Inspector will treat shares that are voted “FOR,” “AGAINST” “WITHHELD” or “ABSTAIN” as being present and entitled to vote for purposes of determining the presence of a quorum and as shares entitled to vote (the “Votes Cast”) on the subject matter at the Annual Meeting with respect to such matter. With respect to broker non-votes, although broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

     If you hold your shares through a broker, bank or other nominee and you do not instruct them how to vote, your broker, bank or other nominee may have authority to vote your shares on your behalf. However, the New York Stock Exchange has proposed new regulations that would prohibit brokers and other nominees that are NYSE member organizations, from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of such shares to vote in that manner. This new rule may become effective before the Annual Meeting, in which case, shares held through a broker or other nominee that is an NYSE member organization will only be voted in favor of Proposals 2 and 3 if the holder of such shares has provided specific voting instructions to its broker or other nominee to vote in favor of such proposals.

Deadline for Receipt of Stockholder Proposals to be Presented at the Next Annual Meeting

     Stockholders of the Company may submit proposals on matters appropriate for stockholder action at meetings of the Company’s stockholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The deadline for submitting all proposals by any stockholder to be presented at the 2004 Annual Meeting of Stockholders must be received by the Company at its principal executive offices, attention: Chief Financial Officer, no later than January 3, 2004 and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

     In addition, the Company’s Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of stockholders. To be properly brought before an annual meeting of stockholders outside the processes of Rule 14a-8, notice of nominations for the election of directors or other business proposals must be delivered in writing to the Chief Financial Officer of the Company at the principal executive offices of the Company no later than March 19, 2004. However, in the event the date of the 2004 Annual Meeting of Stockholders is more than 30 days before or after (other than as a result of adjournment) the one year anniversary of the 2003 Annual Meeting of Stockholders, notice by the stockholder to be timely must be delivered in writing not later than (i) 60 days before the 2004 Annual Meeting of Stockholders, or (ii) 10 days after the day on which a public announcement of the date of such meeting is first made.

     If a stockholder intends to submit a proposal at the Company’s 2004 Annual Meeting of Stockholders which is not eligible for inclusion in the proxy statement relating to the meeting, and the stockholder fails to give the Company notice of the proposal on or prior to March 19, 2004 and in accordance with the requirements set forth in the Exchange Act, then the proxy holders will be allowed to use their discretionary authority with regard to proxies delivered in connection with the 2004 Annual Meeting of Stockholders when and if the proposal is raised at the Company’s Annual Meeting in 2004.

Stockholder Information

     A copy of the Company’s Annual Report on Form 10-K for the year ended December 28, 2002, including financial statements and schedules, is enclosed with these proxy solicitation materials. In compliance with Rule 14a-3 promulgated under the Exchange Act, the Company hereby undertakes to provide without charge to each person upon written request, a copy of the Company’s Annual Report on Form 10-K for the year ended December 28, 2002, including the financial statements and financial schedules thereto. Requests for such copies should be directed to IRIDEX Corporation, 1212 Terra Bella Avenue, Mountain View, California 94043, Attention: Investor Relations.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

     A board of six directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the six nominees named below, all of whom are presently directors of the Company. Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the Annual Meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. Each director elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders or until such director’s successor has been elected and qualified. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company. There is no family relationship between any director or executive officer of the Company.

     The names of the nominees and certain information about them, are set forth below:

			Director
Name of Nominee	Age	Principal Occupation	Since

Theodore A. Boutacoff	56	President, Chief Executive Officer and Director of the Company	1989

James L. Donovan	65	Vice President, Corporate Business Development and Director of the Company	1989

John M. Nehra (1)	54	Chairman of the Board of the Company and Special Partner, New Enterprise Associates	1989

Donald L. Hammond, D.Sc. (2)	76	Director of the Company	1990

Joshua Makower, M.D. (1)(2)	39	Director of the Company and Chairman of the Board and Chief Technical Officer of TransVascular, Inc.	1997

Robert K. Anderson (1)	67	Director of the Company	1999

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

     Theodore A. Boutacoff co-founded the Company and since February 1989 has served as its President, Chief Executive Officer and a member of its Board of Directors. He received a B.S. in Civil Engineering from Stanford University.

     James L. Donovan co-founded the Company, has been a director of the Company since 1989 and has served as the Company’s Vice President, Corporate Business Development since October 1997. Mr. Donovan also served as Chief Financial Officer of the Company from February 1989 to October 1997, except during the period from June 1996 to November 1996. Mr. Donovan received a B.S. in Business Administration from Southern Oregon University.

     John M. Nehra has served as a director of the Company since 1989 and Chairman of the Board since 1992. From November 1989 to present, Mr. Nehra has been with New Enterprise Associates, a venture capital firm, first as a General Partner and then as a Special Partner. Since November 1989, Mr. Nehra has also served as Managing General Partner of Catalyst Ventures, a venture capital firm. Mr. Nehra currently serves on the Board of Directors of Aradigm Corporation, a developer of advanced pulmonary drug delivery systems, and DaVita, Inc., a provider of dialysis services, as well as serving on the boards of directors of several privately-held healthcare companies. He received a B.A. in Economics from University of Michigan.

     Donald L. Hammond, D.Sc., has served as a director of the Company since 1990. Mr. Hammond has been retired since 1989. From 1959 to 1989, Mr. Hammond was the Director of Hewlett-Packard Laboratories, a computer and instrument company. Mr. Hammond received a B.S., an M.S. and a D.Sc. in Physics from Colorado State University.

     Joshua Makower, M.D., has served as a director of the Company since 1997. Since September 1995, Dr. Makower has served as Chief Executive Officer of ExploraMed, Inc., a medical device company for the treatment of incontinence and gastro-esophageal reflux. Dr. Makower also served as Chief Executive Officer of TransVascular, Inc., a medical device company for the treatment of vascular and other diseases, from March 1996 until April 2000, at which time he assumed the title of Chairman of the Board and Chief Technical Officer. He received a B.S. in Bio-Mechanical Engineering from the Massachusetts Institute of Technology, an M.D. from New York University School of Medicine and an M.B.A. from Columbia Business School.

     Robert K. Anderson has served as a director of the Company since 1999. Mr. Anderson co-founded Valleylab, Inc., a manufacturer of surgical equipment, in 1969 and served as its Chairman and Chief Executive Officer until 1986. In 1983, Valleylab, Inc. was acquired by Pfizer, Inc. and Mr. Anderson remained as Chairman until 1996. Mr. Anderson has been retired since 1996. Mr. Anderson received a B.E.E. in Electrical Engineering from University of Minnesota.

Vote Required

     Directors will be elected by a plurality vote of the shares of the Company’s Common Stock present or represented and entitled to vote on this matter at the meeting. Accordingly, the six candidates receiving the highest number of affirmative votes of shares represented and voting on this proposal at the meeting will be elected directors of the Company. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but because directors are elected by a plurality vote, will have no impact once a quorum is established. See “Information Concerning Solicitation and Voting — Quorum; Abstentions; Broker Non-Votes.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE
NOMINEES LISTED ABOVE

Board Meetings and Committees

     The Board held a total of five meetings during the fiscal year ended December 28, 2002. Robert K. Anderson attended fewer than 75% of the aggregate of all meetings of the Board and the committees of the Board on which he served. No other director serving during the fiscal year attended fewer than 75% of the aggregate of all meetings of the Board and the committees of the Board upon which such director served. The Board has two standing committees, the Audit Committee and the Compensation Committee.

     The Audit Committee of the Board consisted of Messrs. Anderson, Makower and Nehra, each of which is independent as defined under the National Association of Securities Dealers listing standards and the recently-enacted provisions of the Sarbanes-Oxley Act of 2002, during the fiscal year ended December 28, 2002. The Audit Committee held five meetings during the last fiscal year. Among other things, the Audit Committee reviews and advises the Board regarding the Company’s accounting matters and is responsible for appointing and overseeing the work of the independent public accountants, pre-approving audit and non-audit services to be provided by the independent public accountants, and reviewing and evaluating the accounting principles being applied to the Company’s financial reports. The Audit Committee has adopted a written charter, which was amended in January 2003. A copy of the amended Audit Committee charter is attached to this Proxy Statement as Exhibit A.

     The Compensation Committee of the Board, which consisted of Messrs. Hammond and Makower during the fiscal year ended December 28, 2002, held one meeting during the last fiscal year. Among other things, the Compensation Committee reviews and advises the Board regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company. The Compensation Committee has adopted a written charter, which was amended in April 2003. A copy of the amended Compensation Committee charter is attached to this Proxy Statement as Exhibit B.

     The Board has no nominating committee or any committee performing such functions.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consisted of Messrs. Hammond and Makower during the fiscal year ended December 28, 2002. Mr. Boutacoff also participates in discussions regarding salaries and incentive compensation for all employees (including officers) and consultants to the Company, except that Mr. Boutacoff is excluded from discussions regarding his own salary and incentive compensation. Except as set forth above, none of the members of the Compensation Committee is currently or has been, at any time since the formation of the Company, an officer or employee of the Company. No member of the Compensation Committee or executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board or its Compensation Committee.

Director Compensation

     Directors are not paid any cash compensation from the Company for their services as members of the Board or any committee thereof, although they are reimbursed for reasonable out-of-pocket expenses incurred by them in attending such meetings.

     The Company’s 1995 Director Option Plan (the “Director Plan”) was adopted by the Board in October 1995 and approved by the stockholders in January 1996. A total of 180,000 shares of Common Stock are reserved for issuance thereunder. The Director Plan provides for the automatic and nondiscretionary grant of a nonstatutory stock option to purchase 11,250 shares of the Company’s Common Stock to each non-employee director on the date on which such person first becomes a director (the “First Option”). The First Option becomes exercisable as to one-twelfth (1/12) of the shares subject to the option each quarter and vests over a three-year period. Thereafter, each non-employee director is automatically granted an option to purchase 3,750 shares of Common Stock on July 1 of each year, if on such date he or she has served on the Board for at least six months (the “Subsequent Option”). The Subsequent Option becomes exercisable as to one-fourth (1/4) of the shares subject to the option for each quarter, commencing one quarter after the First Option and any previously granted Subsequent Option have become fully exercisable. The

Director Plan provides that the exercise price shall be equal to the fair market value of the Company’s Common Stock as of the date of grant.

     During the Company’s 2002 fiscal year, Messrs. Anderson, Hammond, Makower and Nehra each received automatic and non-discretionary grants of nonstatutory stock options to purchase 3,750 shares of the Company’s Common Stock under the Director Plan as compensation for their services as directors. The stock options were granted with an exercise price of $3.32 per share, are subject to vesting described in the previous paragraph and have a term of 10 years. In addition, on July 1, 2003, Messrs. Nehra, Hammond, Makower and Anderson will each automatically be granted a Subsequent Option to purchase 3,750 shares of Common Stock at an exercise price equal to the fair market value on the date of grant provided that each is a director at such time.

PROPOSAL TWO

AMENDMENT OF THE 1998 STOCK PLAN

Introduction

     The 1998 Stock Plan (the “1998 Plan”) was adopted by the Board in February 1998 and was approved by the stockholders in June 1998. The 1998 Plan provides for the grant of options and stock purchase rights to purchase shares of the Company’s Common Stock to employees and consultants of the Company. A total of 250,000 shares of Common Stock were initially reserved for issuance under the 1998 Plan. The Board has amended the 1998 Plan each year since 1998 to reserve additional shares of the Company’s Common Stock under the 1998 Plan, and the stockholders approved each annual increase at that year’s annual meeting of stockholders. In April 2003, the Board authorized an amendment to the 1998 Plan, subject to stockholder approval, to increase the number of shares of Common Stock reserved for issuance thereunder by 270,000 shares, from 1,230,000 shares to an aggregate of 1,500,000 shares. The stockholders are being asked to approve this amendment to increase the number of shares reserved under the 1998 Plan from 1,230,000 shares to an aggregate of 1,500,000 shares at the Annual Meeting. As of the Record Date, options to purchase an aggregate of 871,983 shares of Common Stock were outstanding under the 1998 Plan with a weighted average exercise price of $5.2906 per share, options to purchase an aggregate of 13,498 shares of Common Stock had been exercised and options to purchase an aggregate of 344,519 shares of Common Stock were available for grant. On the Record Date, the closing price in the Nasdaq National Market for the Company’s Common Stock was $3.820 per share.

     The 1998 Plan is structured to allow the Board broad discretion in creating equity incentives in order to assist the Company in attracting, retaining and motivating the best available personnel for the successful conduct of the Company’s business. In addition, the Company believes that linking employee compensation to corporate performance motivates employees to improve stockholder value. The Company has, therefore, consistently included equity incentives as a significant component of compensation for its employees.

     The Board believes that the number of shares reserved under the 1998 Plan will be inadequate to satisfy the equity needs of the Company and that the proposed increase in the number of shares of Common Stock reserved under the 1998 Plan would be in the best interests of the Company and its stockholders.

     The material features of the 1998 Plan are outlined below.

Summary of the 1998 Plan

     General. The 1998 Plan provides for the grant of options to purchase shares of the Company’s Common Stock to employees (including officers and employee directors) (“Employees”) and consultants. Options granted under the Plan may either be “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986 (the “Code”), or nonstatutory stock options, as determined by the administrator at the time of grant. The administrator of the 1998 Plan also has the discretion to grant stock purchase rights to Employees and consultants.

     Purpose. The purposes of the 1998 Plan are to attract and retain the best available personnel and to provide incentive to key Employees and consultants to promote the success of the Company’s business.

     Administration. The 1998 Plan is administered by the Board or one or more committees designated by the Board (the “Administrator”), as may be necessary to comply with the applicable rules, including rules governing plans intended to qualify plans under Rule 16b-3 or to qualify options as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986 (the “Code). The Administrator has complete authority to construe, interpret, and administer the provisions of the 1998 Plan and the provisions of the agreements governing awards granted thereunder. The Administrator has the authority to prescribe, amend and rescind rules and regulations pertaining to the 1998 Plan and to make all other determinations necessary or deemed advisable in the administration of the 1998 Plan. The determinations and interpretations made by the Administrator are final and binding.

     Grant Limitation. The 1998 Plan provides that no optionee may be granted options and stock purchase rights to purchase more than 150,000 shares of Common Stock in any fiscal year, except that in connection with an optionee’s initial service, an optionee may be granted options to purchase an additional 100,000 shares, a total limitation of 250,000 shares.

     Eligibility. Nonstatutory options may be granted to Employees and consultants of the Company and its subsidiaries or successor corporation. Incentive stock options may be granted only to Employees of the Company and its subsidiaries. The Administrator selects the Employees and consultants who will be granted options and determines the number of shares to be subject to each option. In making such determination, the Administrator takes into account the duties and responsibilities of the Employee or consultant, the value of the services of such Employee or consultant, his or her present and potential contributions to the success of the Company, the anticipated years of future service of an Employee and other relevant factors. As of December 28, 2002, 108 Employees were eligible to receive options under the 1998 Plan. The Company does not typically grant options under the 1998 Plan to consultants, although such grants are permitted under the 1998 Plan. The Administrator determines which eligible persons shall be granted options and stock purchase rights.

     Exercise of Options and Stock Purchase Rights. Options and stock purchase rights become exercisable at such times as are determined by the Administrator and set forth in the individual agreements. Generally, options vest as to one forty-eighth (1/48) of the shares for each full month of service; however, typically the options will not be exercisable until at least twelve months of service has been completed. In the case of stock purchase rights, the Company has a repurchase option exercisable upon the termination of the purchaser’s employment, unless the Administrator determines otherwise at the time of grant. The Company’s repurchase option lapses at a rate determined by the Administrator. The purchase price for the shares so repurchased is the original price paid by the purchaser.

     An option or stock purchase right is exercised by giving written notice to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. The form of consideration for exercising an option or stock purchase right, including the method of payment, is determined by the Administrator.

     Exercise Price. The exercise price of options and stock purchase rights granted under the 1998 Plan is determined by the Administrator and must not be less than 100% of the fair market value of the Company’s Common Stock at the time of grant; provided, however, that incentive stock options or stock purchase rights granted to stockholders owning more than 10% of the voting stock of the Company, if any, are subject to the additional restriction that the exercise price per share of each option must be at least 110% of the fair market value per share on the date of grant. The exercise price of nonstatutory options is determined by the Administrator and, in order to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, must not be less than 100% of the fair market value of the Common Stock on the date of grant.

     Termination. The 1998 Plan gives the Administrator authority to vary the terms of the individual option agreements. However, generally, if the optionee ceases to be an employee or consultant, the optionee shall have the right to exercise the vested portion of an unexercised option within thirty (30) days after the date of termination, unless otherwise specified in the option agreement. If such termination is due to death or disability within the meaning of Section 422(c) of the Code, the optionee (or the optionee’s legal representative) shall have the right to exercise the vested portion of an unexercised option at any time within twelve (12) months of the termination date, unless otherwise specified in the option agreement. In no event shall an option be exercisable beyond its term.

     Term of Options. Options granted under the 1998 Plan expire as determined by the Administrator, but in no event later than ten (10) years after the date of grant. However, incentive stock options granted to stockholders owning more than 10% of the Company’s outstanding voting stock may not have a term of more than five years. Stock purchase rights granted under the 1998 Plan also expire as determined by the Administrator, but in no event later than ninety (90) days after the date of grant. No option or stock purchase right may be exercised by any person after its expiration.

     Non-Transferability of Options. Unless determined otherwise by the Administrator, options and stock purchase rights are not transferable by the optionee other than by will or the laws of descent and distribution, and stock purchase rights are exercisable during the lifetime of the optionee or grantee of the stock purchase right only by such optionee or grantee, or in the event of the optionee’s or grantee’s death, by a person who acquires the right by bequest or inheritance or by reason of the death of the optionee or grantee.

     Adjustments Upon Change in Capitalization. The number of shares covered by each outstanding option, and the exercise price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a change in the Company’s capitalization, such as a stock dividend, stock split, reverse stock split, combination, reclassification, or like change in the capital structure of the Company.

     Transfer of Control. In the event the Company is a participant in any merger or consolidation, each outstanding, unexercised option or stock purchase right shall be assumed or substituted by the surviving corporation. If such options or stock purchase rights are not assumed, they become fully exercisable or the repurchase right applicable to them fully lapses, respectively, for a period of fifteen (15) days following the Administrator’s notice that such option has become fully exercisable or that the repurchase option with respect to a stock purchase right has fully lapsed, respectively. Any options that are neither assumed nor exercised within 15 days of written notice from the Company terminate upon the expiration of such period.

     Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, any outstanding option or stock purchase right shall terminate. However, the Administrator may provide that any option be fully exercisable until ten (10) days prior to such event. In addition, the Administrator may provide that the Company’s repurchase option with respect to any stock purchase right shall fully lapse prior to such event.

     Amendment or Termination of the 1998 Plan. The Administrator may at any time amend, alter, suspend or terminate the 1998 Plan; provided that no amendment, alteration, suspension or termination may impair the rights of any optionee, unless mutually agreed otherwise. Options may be granted under the 1998 Plan until February 2008.

United States Tax Information

     An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after the date of grant and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares on the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     All other options that do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time a nonstatutory option is granted. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares exercised over the exercise price. A different rule may apply if the optionee is a director, officer or 10% stockholder. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the optionee’s exercise price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

     The foregoing summary of the effect of the United States federal income taxation laws upon the optionee and the Company in connection with the 1998 Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

Amended and New Plan Benefits

     The grant of options under the 1998 Plan to directors and executive officers, including the officers named in the Summary Compensation Table below, is subject to the discretion of the Administrator. As of the date of this proxy statement, there has been no determination by the Administrator with respect to future awards under the 1998 Plan. Accordingly, future awards are not determinable. The table of option grants under “Executive Compensation—Stock Option Grants and Exercises During Last Fiscal Year” provides information with respect to the grant of options to the named executive officers identified in that table during fiscal 2002. During fiscal 2002, executive officers as a group were granted options to purchase 13,750 shares pursuant to the 1998 Plan, and all other employees as a group were granted options to purchase 200,650 shares pursuant to the 1998 Plan. The Company’s directors who are not employees of the Company are not entitled to receive options under the 1998 Plan; the non-employee directors are instead entitled to receive options under the Director Plan.

Required Vote

     If a quorum is present, the affirmative vote of a majority of the Votes Cast will be required to approve the amendment of the 1998 Plan. Votes withheld and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted as Votes Cast on this subject. Broker non-votes may be prohibited from voting in favor of this proposal under proposed NYSE regulations unless the holder of such shares specifically instructs the broker or other nominee to vote in favor of the amendment to the 1998 Stock Plan. See “Information Concerning Solicitation and Voting — Quorum; Abstentions; Broker Non-Votes.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
STOCKHOLDERS VOTE “FOR” THE AMENDMENT OF THE 1998 STOCK PLAN

PROPOSAL THREE

AMENDMENT OF THE 1995 EMPLOYEE STOCK PURCHASE PLAN

Introduction

     The Company’s 1995 Employee Stock Purchase Plan (the “Purchase Plan”) was adopted by the Board in November 1995 and was approved by the stockholders in January 1996. The Purchase Plan provides employees of the Company the opportunity to purchase Common Stock through accumulated payroll deductions at below market prices. A total of 50,000 shares of Common Stock were initially reserved for issuance under the Purchase Plan. The Board has amended the Purchase Plan each year since 1995 to reserve additional shares of the Company’s Common Stock under the Purchase Plan, and the stockholders approved each annual increase at that year’s annual meeting of stockholders. In April 2003, the Board authorized an amendment to the Purchase Plan, subject to stockholder approval, to increase the number of shares of Common Stock reserved for issuance thereunder by 60,000 shares, from 370,000 shares to 430,000 shares. The stockholders are being asked to approve this amendment to increase the number of shares reserved under the Purchase Plan from 370,000 shares to an aggregate of 430,000 shares at the Annual Meeting. As of the Record Date, 42,704 shares were available for purchase under the Purchase Plan. On the Record Date, the closing price on the Nasdaq National Market for the Company’s Common Stock was $3.820 per share.

     The Board believes that the Purchase Plan is an important factor in creating equity incentives to assist the Company in attracting, retaining and motivating the best available personnel for the successful conduct of the Company’s business. The Company believes that linking employee compensation to corporate performance motivates employees to improve stockholder value. The Company has, therefore, consistently included equity incentives as a significant component of compensation for its employees.

     The Board believes that the number of shares reserved under the Purchase Plan and the other plans described above will be inadequate to satisfy the equity needs of the Company and that the proposed increase in the number of shares of Common Stock reserved under the Purchase Plan would be in the best interests of the Company and its stockholders.

     The material features of the Purchase Plan are outlined below.

Summary of the 1995 Employee Stock Purchase Plan

     Purpose. The purpose of the Purchase Plan is to provide employees of the Company with an opportunity to purchase Common Stock through accumulated payroll deductions.

     Administration. The Purchase Plan, which is intended to qualify under Section 423 of the Code, is administered by the Board or a committee designated by the Board, as may be necessary to comply with the rules governing plans intended to qualify as discretionary grant plans under Rule 16b-3 (the “Administrator”). All questions of interpretation or application of the Purchase Plan are determined by the Administrator, and its decisions are final, conclusive and binding upon all participants.

     Eligibility and Participation; Withdrawal. Employees of the Company and its designated subsidiaries who are employed on a given enrollment date are eligible to participate in the Purchase Plan if they are customarily employed for at least 20 hours per week and more than five months per year, and do not own or hold options to purchase as a result of such participation, five percent or more of the total combined voting power or value of all classes of stock of the Company. Notwithstanding the foregoing, no employee may be granted the right to purchase more than $25,000 worth or more than 1,000 shares of Common Stock annually. Eligible employees become participants in the Purchase Plan by completing a subscription agreement authorizing payroll deductions of up to 10% of the employee’s compensation, and filing it with the Company’s Personnel Department not later than the day before an enrollment date. An employee may withdraw from the Purchase Plan at any time by giving written notice to the Company. In such a case, all payroll deductions credited to the employee’s account and not yet used to purchase stock are refunded. As of December 28, 2002, all 108 of the Company’s full-time employees were eligible to participate in the Purchase Plan, and 62 employees are currently participating in the Purchase Plan.

     Offering Periods. The Purchase Plan is implemented by consecutive six-month offering periods. Offering periods commence on the first trading day on or after August 14 and February 14 and terminate on the last trading day of the sixth month following such commencement date. The Administrator may change the commencement date and duration of the offering periods without stockholder approval.

     Purchase Price. The purchase price per share at which shares may be sold to employees under the Purchase Plan is 85% of the lower of the fair market value of the Company’s Common Stock (a) on the date of commencement of the offering period or (b) on the last trading day of the six-month offering period. The fair market value of the Company’s Common Stock on a given date is the closing sale price on the Nasdaq National Market. In the event the Company’s Common Stock is quoted on the Nasdaq system but not on the National Market thereof, the fair market value is the mean of the closing bid and asked prices for the Company’s Common Stock on the date of determination. In the absence of an established market for the Common Stock, the fair market value is established by the Board.

     Adjustments on Changes in Capitalization. In the event any change is made in the Company’s capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of the Company’s Common Stock without receipt of consideration by the Company, the number of shares remaining subject to the Purchase Plan and the purchase price per share shall be appropriately adjusted. In the event of a proposed dissolution or liquidation of the Company, the offering periods will terminate immediately prior to such dissolution or liquidation, unless the Board provides otherwise. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the offering period then in progress by setting a new exercise date.

     Transferability. No rights or accumulated payroll deductions of a participant may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution).

     Amendment and Termination of the Purchase Plan. The Board of Directors may at any time and for any reason amend or terminate the Purchase Plan, except that (i) such termination shall not affect any purchase rights previously granted (except as permitted under the terms of the Purchase Plan), and (ii) no amendment may adversely affect a purchase right previously granted under the Purchase Plan (except to the extent permitted by the terms of the Purchase Plan or as may be necessary to qualify the Purchase Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to obtain qualification or registration of the shares under applicable foreign, federal or state securities laws). The Purchase Plan shall continue in effect until November 2005 unless terminated earlier by the Board or until all of the shares reserved for issuance thereunder have been issued.

United States Tax Information

     The Purchase Plan and the rights of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon the sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares on the date of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

     The foregoing summary of the effect of the United States federal income taxation laws upon the participant and the Company in connection with the Purchase Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

Amended and New Plan Benefits

     The Company cannot now determine the number of shares to be issued in the future pursuant to the Purchase Plan to the Company’s executive officers and employees. During fiscal 2002, 51,708 shares of the Company’s Common Stock were issued to all employees (excluding executive officers) and 1,688 shares of the Company’s Common Stock were issued to the executive officers as a group. The Company’s non-employee directors are not eligible to participate in the Purchase Plan.

Required Vote

     If a quorum is present, the affirmative vote of a majority of the Votes Cast will be required to approve the amendment of the Purchase Plan. Votes withheld and broker non-votes will be counted for the purposes of determining the presence or absence of a quorum, but will not be counted as Votes Cast on the subject. Broker non-votes may be prohibited from voting in favor of this proposal, under proposed NYSE regulations, unless the holder of such shares specifically instructs the broker or other nominee to vote in favor of the amendment to the 1995 Employee Stock Purchase Plan. See “Information Concerning Solicitation and Voting — Quorum; Abstentions; Broker Non-Votes.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR”
THE AMENDMENT OF THE 1995 EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Introduction

     The Audit Committee has selected PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending January 3, 2004, and recommends that stockholders vote for ratification of such appointment. PricewaterhouseCoopers LLP, previously Coopers & Lybrand, has served as the Company’s independent auditors since 1989. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     Although action by stockholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Audit Committee feels that such a change would be in the best interest of the Company and its stockholders. In the event of a negative vote on ratification, the Audit Committee will reconsider its selection.

Fees Billed To Company By PricewaterhouseCoopers LLP During Fiscal 2002

Audit Fees

     Audit fees billed to the Company by PricewaterhouseCoopers LLP during the Company’s 2002 fiscal year for the audit of the Company’s annual financial statements and review of those financial statements included in the Company’s quarterly reports on Form 10-Q totaled $108,500.

Financial Information Systems Design and Implementation Fees

     The Company did not engage PricewaterhouseCoopers LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 28, 2002.

All Other Fees

     Fees billed to the Company by PricewaterhouseCoopers LLP during the Company’s 2002 fiscal year for all other non-audit services rendered to the Company totaled $67,041, of which $51,041 of the fees are attributable to the provision of tax advice and tax services, and $16,000 of the fees are attributable to PricewaterhouseCoopers LLP’s review of the Company’s previous filings under the Exchange Act, unrelated to its audit of the Company’s financial statements.

     The Audit Committee has determined that the provision of non-audit services described above provided by PricewaterhouseCoopers LLP are compatible with maintaining PricewaterhouseCoopers LLP’s independence and has approved these non-audit services in accordance with its charter and applicable laws, rules and regulations.

Required Vote

     If a quorum is present, the affirmative vote of a majority of the Votes Cast will be required to approve the ratification of the appointment of PricewaterhouseCoopers LLP. Votes withheld and broker non-votes will be counted for the purposes of determining the presence or absence of a quorum, but will not be counted as Votes Cast on the subject. See “Information Concerning Solicitation and Voting — Quorum; Abstentions; Broker Non-Votes.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company’s Common Stock as of the Record Date by (i) each person (or group of affiliated persons) who is the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each director and nominee for director, (iii) each of the Company’s executive officers named in the Summary Compensation Table appearing herein, and (iv) all of the Company’s directors and executive officers as a group.

	Beneficial Ownership(1)

Name and Address	Number of Shares	Percent of Total

Wasatch Advisors, Inc.	763,025	11.03%
150 Social Hall Avenue
Salt Lake City, UT 84111 (2)
Wellington Management Company, LLP	668,000	9.65%
75 State Street
Boston, MA 02109 (3)
David W. Tice & Associates, LLC	422,541	6.11%
Prudent Bear Funds, Inc.
8140 Walnut Hill Lane, Suite 300
Dallas, TX 75231 (4)
Gruber and McBaine Capital Management, LLC and its affiliates	382,000	5.58%
50 Osgood Place, Penthouse
San Francisco, CA 94133 (5)
Dimensional Fund Advisors Inc.	377,800	5.46%
1299 Ocean Ave
11th Floor
Santa Monica, CA 90401(6)
T. Rowe Price Associates, Inc.	350,000	5.06%
T. Rowe Price Small-Cap Value Fund, Inc.
100 E. Pratt Street
Baltimore, MD 21202 (7)
Theodore A. Boutacoff (8)	309,945	4.42%
Eduardo Arias (9)	229,783	3.29%
John M. Nehra (10)	166,358	2.39%
Robert K. Anderson (11)	164,265	2.37%
James Donovan (12)	110,228	1.32%
Timothy S. Powers (13)	91,853	1.31%
Donald L. Hammond (14)	73,235	1.05%
Robert Kamenski (15)	72,292	1.03%
Joshua Makower (16)	19,328	*
All directors and executive officers as a group (9 persons) (17)	1,218,343	16.5%

*	Represents beneficial ownership of less than 1%.

(1)	Applicable percentage ownership is based on 6,919,285 shares of Common Stock outstanding as of the Record Date together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “Commission”), and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after the Record Date are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Except as noted in the footnotes to this table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the Company’s Common Stock shown as beneficially owned by them.

(2)	Based solely on information provided pursuant to Schedules 13G and 13G/A filed with the Commission for calendar year 2002. In its role as investment advisor, Wasatch Advisors, Inc. may be deemed to beneficially own 763,025 shares by reason of its sole voting and dispositive power with respect to these shares.

(3)	Based solely on information provided pursuant to Schedules 13G and 13G/A filed with the Commission for calendar year 2002. In its role as investment advisor, Wellington Management Company, LLP may be deemed to beneficially own 668,000 shares by reason of its shared voting power with respect to 570,000 shares and shared dispositive power with respect to 668,000 shares.

(4)	Based solely on information provided pursuant to Schedule 13G and 13G/A filed with the Commission for calendar year 2002. David W. Tice and Associates, LLC and President Bear Funds, Inc. share beneficial ownership of 442,541 shares. David W. Tice and Associates, LLC may be deemed to beneficially own 422,541 shares by reason of its sole dispositive power with respect to these shares. Prudent Bear Funds, Inc. may be deemed to beneficially own 422,541 shares by reason of its sole voting with respect to these shares.

(5)	Based solely on information provided pursuant to Schedules 13G and 13G/A filed with the Commission for calendar year 2002. In its role as investment advisor, Gruber and McBaine Capital Management, LLC may be deemed to beneficially own 382,000 shares by reason of its shared voting and dispositive power. Jon D. Gruber, J. Patterson McBaine and Eric B. Swergold are deemed to beneficially own 382,000 shares by reason of their shared voting and dispositive power with respect to such shares and Mr. Gruber and Mr. McBaine additionally exercise voting and dispositive power with respect to 75,000 shares and 38,900 shares, respectively, and are deemed to beneficially own such shares.

(6)	Based solely on information provided pursuant to Schedules 13G and 13G/A filed with the Commission for calendar year 2002. In its role as investment advisor or manager, Dimensional Fund Advisors Inc. exercises sole voting and dispositive power with respect to 377,800 shares, but disclaims beneficial ownership of all 377,800 shares.

(7)	Based solely on information provided pursuant to Schedule 13G and 13G/A filed with the Commission for calendar year 2002. T. Rowe Price Associates, Inc., and T. Rowe Price Small-Cap Value Fund, Inc. share beneficial ownership of 350,000 shares. In its role as investment advisor, T. Rowe Price Associates, Inc. may be deemed to beneficially own 350,000 shares by reason of its sole voting power with respect to these shares.

(8)	Includes 20,000 shares held by Mr. Boutacoff as custodian for his daughter under the Uniform Transfers to Minors Act and 95,000 shares subject to stock options held by Mr. Boutacoff that are exercisable within 60 days of the Record Date.

(9)	Includes 163,742 shares held by the Arias Trust, dated October 19, 1994, over which Mr. Arias exercises voting and dispositive power and 66,041 shares subject to stock options held by Mr. Arias that are exercisable within 60 days of the Record Date.

(10)	Includes 27,348 shares held by Mr. Nehra’s spouse as separate property, as to which shares Mr. Nehra disclaims beneficial ownership. Also includes 35,578 shares subject to stock options held by Mr. Nehra that are exercisable within 60 days of the Record Date.

(11)	Includes 12,765 shares subject to stock options held by Mr. Anderson that are exercisable within 60 days of the Record Date.

(12)	Includes 89,759 shares held by the Donovan Trust dated March 14, 1978, over which Mr. Donovan exercises voting and dispositive power, and 20,469 shares subject to stock options that are exercisable within 60 days of the Record Date.

(13)	Includes 88,417 shares subject to stock options held by Mr. Powers that are exercisable within 60 days of the Record Date.

(14)	Includes 12,500 shares held by the Hammond Marital Trust UA 8/30/95 and 12,500 shares held by the Hammond Survivors Trust UA 8/30/95, over which Mr. Hammond exercises voting and dispositive power. Also includes 43,078 shares subject to stock options held by Mr. Hammond that are exercisable within 60 days of the Record Date.

(15)	Includes 70,292 shares subject to stock options held by Mr. Kamenski that are exercisable within 60 days of the Record Date.

(16)	Includes 19,328 shares subject to stock options held by Dr. Makower that are exercisable within 60 days of the Record Date.

(17)	Includes 450,968 shares subject to stock options that are exercisable within 60 days of the Record Date. See footnotes (8) through (16) above.

EXECUTIVE OFFICERS

     The following tables sets forth certain information with respect to our current executive officers, including their ages.

Name	Age	Position

Theodore A. Boutacoff	56	President and Chief Executive Officer
Eduardo Arias	58	Senior Vice President, International Sales and Business Development
James L. Donovan	65	Vice President, Corporate Business Development
Robert Kamenski	48	Vice President, Administration and Chief Financial Officer
Timothy S. Powers	42	Vice President, Operations

     Theodore A. Boutacoff co-founded the Company and since February 1989 has served as its President, Chief Executive Officer and a member of its Board of Directors. He received a B.S. in Civil Engineering from Stanford University.

     Eduardo Arias co-founded the Company and, from April 1989 to September 1991, Mr. Arias served as a Vice President, Sales & Marketing and, since September 1991, served as of Senior Vice President, International Worldwide Sales. He was promoted to his current position, Senior Vice President, International Sales and Business Development in January 2002. Mr. Arias completed programs in Industrial and Military Electronics at the National Radio Institute and Strategic Marketing at Stanford University, as well as management seminars through the American Management Association and scientific seminars sponsored by Varian, Inc. and Coherent, Inc.

     James L. Donovan co-founded the Company, has been a director of the Company since 1989 and has served as the Company’s Vice President, Corporate Business Development since October 1997. Mr. Donovan also served as Chief Financial Officer of the Company from February 1989 to October 1997, except during the period from June 1996 to November 1996. Mr. Donovan received a B.S. in Business Administration from Southern Oregon University.

     Robert Kamenski joined the Company in March 1997 as our Vice President, Finance and Administration. In October 1997, he was promoted to Vice President, Administration, and Chief Financial Officer. Mr. Kamenski received a Bachelor of Business Administration from the University of Wisconsin at Milwaukee.

     Timothy S. Powers joined the Company in July 1997 as our Vice President of Operations and has continued to serve in that capacity to the present. Mr. Powers received a B.S. in Industrial Technology and an M.M.S. in Manufacturing Engineering, both from the University of Lowell.

EXECUTIVE COMPENSATION

Summary Compensation

     The following table shows, as to the Company’s Chief Executive Officer and each of its other three most highly compensated executive officers earning more than $100,000 in salary and bonus (the “Named Executive Officers”), information concerning compensation awarded to, earned by or paid for their services to the Company in all capacities during 2002, 2001 and 2000. The entries under the column heading “All Other Compensation” in the table represent the cost of term life insurance for each Named Executive Officer, except as otherwise noted.

Summary Compensation Table

					Long-Term
					Compensation
	Annual Compensation				Awards

				Other Annual	Securities	All Other
Name and				Compensation	Underlying	Compensation
Principal Position	Year	Salary($)	Bonus($)	($)	Options (#)	($)

Theodore A. Boutacoff	2002	$240,000	—	—	—	$1,371
President and Chief	2001	228,462	—	—	—	1,179
Executive Officer	2000	216,654	—	—	—	1,275
Eduardo Arias	2002	164,300	—	$29,788	—	1,194
Senior Vice President,	2001	157,146	—	—	10,000	1,037
International Sales and	2000	153,933	—	—	—	668
Business Development
Robert Kamenski	2002	155,142	—	—	—	845
Vice President,	2001	152,802	—	—	5,000	804
Administration and	2000	150,300	—	—	—	1,039
Chief Financial Officer
Timothy S. Powers	2002	167,400	—	—	10,000	962
Vice President, Operations	2001	157,862	—	—	20,000	817
	2000	153,093	—	—	—	1,136

Stock Option Grants and Exercises During Last Fiscal Year

     The following table sets forth certain information for each grant of options to purchase the Company’s Common Stock during fiscal 2002 to each of the Named Executive Officers. Each of these options granted by the Company was granted under the 1998 Plan. Each option has a term of 10 years, subject to earlier termination in the event optionee’s services to the Company cease. In accordance with the rules of the Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are mandated by the Commission and do not represent the Company’s estimate of future stock price. Actual gains, if any, in stock option exercises, will depend on the future performance of the Company’s Common Stock.

Option Grants in Fiscal 2002

Individual Grants
Potential Realizable Value
of Assumed Annual Rates
	Number of	% of Total			of Stock Price
	Securities	Options			Appreciation for Option
	Underlying	Granted to	Exercise		Term(5)
Name and	Options	Employees in	Price	Expiration
Principal Position	Granted(#)(1)	Fiscal Year(2)	($/Sh)(3)	Date(4)	5%($)	10%($)

Theodore A. Boutacoff	—	—	—	—	—	—
President and Chief Executive Officer
Eduardo Arias	—	—	—	—	—	—
Senior Vice President International Sales and Business Development
Robert Kamenski	—	—	—	—	—	—
Vice President, Administration and Chief Financial Officer
Timothy S. Powers	10,000	4.66%	$3.50	9/18/12	$22,011	$55,781
Vice President, Operations

(1)	The options for each of the Named Executive Officers vest at the rate of 25% after the first year, and then 1/48th of the shares subject to the option each month thereafter.

(2)	Based upon an aggregate of 214,400 options granted to employees and consultants, including the Named Executive Officers, in fiscal 2002.

(3)	Options were granted at an exercise price equal to the fair market value of the Company’s Common Stock, as determined by reference to the closing price reported on the Nasdaq National Market on the date of grant.

(4)	Options may terminate before their expiration dates if the optionee’s status as an employee is terminated or upon the optionee’s death or disability.

(5)	The potential realizable value is net of exercise price before taxes and calculated assuming that the fair market value of the Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option (10 years) and that the option is exercised and sold on the last day of its term for the appreciated stock price.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

     The following table shows, as to the Named Executive Officers, the number of options exercisable and unexercisable at December 28, 2002, information concerning stock options exercised during the fiscal year ended December 28, 2002 and the value of unexercised options at such date.

Aggregated Option Exercises in Fiscal 2002 and
Fiscal 2002 Year-End Option Values

			Number of Securities Underlying		Value of Unexercised
	Shares		Unexercised Options at		In-the-Money Options at
Name and	Acquired on	Value Realized	December 28, 2002 (#)		December 28, 2002 ($)(1)
Principal Position	Exercise(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Theodore A. Boutacoff	—	—	95,000	0	$36,780	—
President and Chief Executive Officer
Eduardo Arias	5,000	$17,770	65,000	6,458	21,071	—
Senior Vice President, International Sales and Business Development
Robert Kamenski	—	—	69,771	3,229	—	—
Vice President, Administration and Chief Financial Officer
Timothy S. Powers	—	—	86,333	21,667	—	—
Vice President, Operations

(1)	Calculated by determining the difference between the fair market value of the securities underlying the options at year-end ($2.839 per share) and the exercise price of the options.

Employment Agreements

     The Company has no employment contracts with any of its officers and has no compensatory plans or arrangements that are activated upon resignation, termination or retirement of any such officer upon a change in control of the Company. The 1998 Plan and the Director Plan provide for the accelerated vesting of all outstanding options upon a change in control, but, in the case of the 1998 Plan, only if the option is not assumed or substituted.

Other Employee Benefit Plans

     401(k) Plan

     The Company sponsors a 401(k) Plan under which eligible employees may contribute, on a pre-tax basis, up to 15% of the employee’s total annual income from the Company, excluding bonuses, subject to certain IRS limitations. The Company matches 50% of the employee’s contribution up to a maximum amount. The maximum Company match in fiscal year 2002 was $1,000 per employee and in fiscal year 2003 is $1,000 per employee. All full-time employees who have attained age 18 are eligible to participate in the plan. All contributions are allocated to the employee’s individual account and, at the employee’s election, are invested in one or more investment funds available under the plan. Contributions are fully vested and nonforfeitable.

     1995 Employee Stock Purchase Plan

     The Company’s Purchase Plan permits employees, including the Company’s officers, who are employed for at least twenty hours per week to purchase Common Stock of the Company, through payroll deductions at the lower of 85% of the fair market value of the Common Stock at the beginning or at the end of each six-month offering period. Payroll deductions may not exceed 10% of an employee’s compensation. Notwithstanding the foregoing, no employee may be granted the right to purchase more than $25,000 worth or more than 1,000 shares of Common Stock annually. The Purchase Plan provides for two offering periods during each fiscal year, each having a duration of six months, and has such other features as described previously.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

General

     The Compensation Committee of the Board of Directors establishes the overall executive compensation strategies of the Company and approves compensation elements for the Company’s Chief Executive Officer and other executive officers. The Compensation Committee is comprised of two independent, nonemployee members of the Board of Directors, neither of whom has interlocking relationships as defined by the Commission. The Compensation Committee has available to it such external compensation advice and data as the Compensation Committee deems appropriate to obtain.

     The compensation philosophy of the Compensation Committee is to provide a comprehensive compensation package for each executive officer that is competitive with those offered by companies of similar type and size, in the same geographical area and whose executives perform similar skills to those performed by the executives of the Company. Accordingly, the Compensation Committee follows a compensation strategy that has used vesting terms to incentivize and reward executives as the Company addresses the challenges associated with growth. As the Compensation Committee applies this compensation philosophy in determining appropriate executive compensation levels and other compensation factors, the Compensation Committee reaches its decisions with a view towards the Company’s overall financial performance. The Compensation Committee strives to structure each officer’s overall compensation package to enable the Company to attract, retain and reward personnel who contribute to the success of the Company.

Committee Charter

     The Compensation Committee amended its written charter in April 2003. A copy of the amended Compensation Committee charter is attached to this Proxy Statement, of which this report is a part, as Exhibit B.

Executive Officer Compensation

     The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess necessary leadership and management skills through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits generally available to employees of the Company.

     Base Salary. Base salary levels for the Company’s executive officers are generally targeted to be competitive with companies in the same stage of development and in the same industry and geographic area.

In determining salaries, the Committee also takes into account the Chief Executive Officer’s recommendations, individual experience, contributions to corporate goals and the Company’s performance.

     Incentive Bonuses. The Compensation Committee believes that a cash incentive bonus plan can serve to motivate the Company’s executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. In 2002, the Company’s goals were targeted toward profitability and longer-term objectives for corporate development. As a consequence, the Company did not have an incentive bonus plan for executive officers in fiscal 2002.

     Stock Option Grants. Stock options are granted to executive officers and other employees under the Company’s Option Plans. Stock option grants are intended to focus the recipient on the Company’s long-term performance to improve stockholder value and to retain the services of executive officers in a competitive job market by providing significant long-term earning potential. To this end, stock options generally vest over a four-year period, based on continued employment. Factors considered in granting stock options to executive officers of the Company are the duties and responsibilities of each individual, such individual’s contributions to the success of the Company and other relevant factors. The Company views stock options as an important component of long-term compensation for executive officers since options motivate executive officers to manage the Company in a manner that is consistent with the interests of stockholders.

CEO Compensation

     Compensation for the Chief Executive Officer is consistent with the philosophies and practices described above for executive officers in general. Mr. Boutacoff’s salary was increased in 2002 commensurate with market conditions. Mr. Boutacoff was not granted any options in fiscal year 2002.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Donald L. Hammond Joshua Makower

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

General

     The Audit Committee of the Board of Directors oversees the accounting and financial reporting processes of the Company and audits of the financial statements of the Company and assists the Board with the oversight and monitoring of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent accountant’s qualifications, independence and performance, and the Company’s internal accounting and financial controls. The Audit Committee is comprised of three directors named below. Each member of the Audit Committee is an independent director as defined by the recently-enacted Sarbanes-Oxley Act of 2002 and the listing standards of the National Association of Securities Dealers, as determined by our Board.

Committee and Charter

     The Audit Committee amended its written charter in January 2003. A copy of the amended Audit Committee charter is attached to this Proxy Statement, of which this report is a part, as Exhibit A.

     The Board has determined that each member of the Audit Committee is “independent” for purposes of the Sarbanes-Oxley Act of 2002.

Review with Management

     The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 28, 2002 and the notes thereto, with management, which has primary responsibility for the financial statements. PricewaterhouseCoopers LLP, our independent accountants, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

Review and Discussions with Independent Accountants

     The Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent accountants, the matters required to be discussed by the Statement on Accounting Standards No. 61 (Communications with Audit Committees), as may be modified or supplemented, (Codification of Statements on Auditing Standards) which includes, among other items, matters related to the conduct of the audit of our financial statements.

     The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers, LLP, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), which relates to the accountant’s independence from us and our related entities and has discussed with PricewaterhouseCoopers LLP that firm’s independence from us. The Audit Committee also concluded that PricewaterhouseCoopers LLP’s provision of non-audit services, as described previously, to the Company is compatible with PricewaterhouseCoopers LLP’s independence.

Conclusion

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2002 for filing with the Commission.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Robert K. Anderson Joshua Makower John M. Nehra

COMPANY STOCK PRICE PERFORMANCE

     The following graph demonstrates a comparison of cumulative total stockholder returns for the period shown based on the assumption that $100 had been invested in the Company’s stock on February 16, 1996, the date of the Company’s initial public offering, and each of the Russell 2000 Index and the Standard and Poors 500 Index and that all dividends were reinvested, as required by the Commission. No dividends have been declared or paid on the Company’s Common Stock during such period. The stock price performance shown on the graph below is not necessarily indicative of future price performance. The graph reflects the Company’s stock price performance and the value that such investments would have had on December 28, 2002.

IRIDEX Corporation
Company Stock Price Performance

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since the beginning of the Company’s last fiscal year, there has not been nor is there currently proposed any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of the Common Stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than indemnification agreements between the Company and each of its directors and officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Commission and the National Association of Securities Dealers, Inc. Such executive officers, directors and greater than 10% stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Specific due dates have been established by the Commission, and the Company is required to disclose in this Proxy Statement any failure to file by those dates. In February 2002, Eduardo Arias exercised a stock option and sold the underlying shares. The Form 4 reporting these transactions was filed late. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no filings were required for such persons, the Company believes that all reports required to be filed under Section 16(a) have been filed on a timely basis during the Company’s 2002 fiscal year, other than the exception described in this paragraph.

OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.

THE BOARD OF DIRECTORS

Dated:  May 2, 2003

EXHIBIT A

SECOND AMENDED AND RESTATED

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

IRIDEX CORPORATION

PURPOSE:

     The purpose of the Audit Committee of the Board of Directors (the “Board”) of IRIDEX Corporation (the “Company”) shall be to:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•	Assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls;

•	Prepare the report that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement;

•	Provide the Company’s Board with the results of its monitoring and recommendations derived therefrom; and

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

     In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

MEMBERSHIP:

     The Audit Committee members will be appointed by, and will serve at the discretion of, the Board and will consist of at least three members of the Board. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

1.	Each member will be an independent director, as defined in (i) Nasdaq Rule 4200 and (ii) the rules of the SEC;

2.	Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

3.	At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

     The responsibilities of the Audit Committee shall include:

•	Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

•	Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) reviewing the independent auditors’ peer review conducted every three years; (iv) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (v) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

•	Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

•	Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

•	Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

•	Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers;

•	Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	Providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

•	Reviewing the Company’s compliance with employee benefit plans;

•	Overseeing and reviewing the Company’s policies regarding information technology and management information systems;

•	If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

•	As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

•	Reviewing and approving in advance any proposed related party transactions;

•	Reviewing its own charter, structure, processes and membership requirements;

•	Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

•	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

MEETINGS:

     The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board in advance.

     The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company at such times as it deems appropriate to fulfill the responsibilities of the Audit Committee under this charter.

MINUTES:

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

     In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee’s charter.

COMPENSATION:

     Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members, as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board. Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

DELEGATION OF AUTHORITY:

     The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

EXHIBIT B

AMENDED AND RESTATED

CHARTER FOR THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

OF

IRIDEX CORPORATION

PURPOSE:

     The purpose of the Compensation Committee of the Board of Directors (the “Board”) of IRIDEX Corporation (the “Company”) shall be to review recommendations from management and make recommendations to the Board regarding compensation of the Company’s employees and executive officers together with such other responsibilities and authority set forth below. The Committee has overall responsibility for approving and evaluating the executive officer and employee compensation plans, policies and programs of the Company.

     The Compensation Committee has the authority to undertake the specific duties and responsibilities listed below and such other specific duties as the Board from time to time prescribe.

MEMBERSHIP:

     The Compensation Committee will be appointed by, and will serve at the discretion of, the Board. The Compensation Committee shall consist of no fewer than two (2) members. Members of the Compensation Committee shall meet the (i) independence requirements as promulgated from time to time by the Nasdaq National Market, (ii) non-employee director definition of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, and (iii) the outside director definition of Section 162(m) of the Internal Revenue Code of 1986, as amended.

     The Compensation Committee may form and delegate authority to subcommittees when appropriate.

COMMITTEE RESPONSIBILITIES AND AUTHORITY:

     The responsibilities of the Compensation Committee shall include:

•	Reviewing and approving, for the Chief Executive Officer and the executive officers of the Company, (a) the annual base salary, (b) the annual incentive bonus, if any, including the specific goals and amount, (c) equity compensation, if any, (d) employment agreements, severance arrangements, and change in control agreements/provisions, and (e) any other benefits, compensation or arrangements.

•	Reviewing and providing oversight of management’s decisions regarding the annual compensation, including salaries, bonuses, incentive and equity compensation for all other employees of the Company.

•	Reviewing and making recommendations to the Board regarding the compensation policies for officers, employees, directors of and consultants to the Company.

•	Reviewing the Company’s incentive compensation, stock option and other stock-based plans and making recommendations to the Board of Directors with respect to changes in such plans as needed. The Compensation Committee shall have all authority of the Board with respect to administration of such plans, including the authority to (1) grant stock options or stock purchase rights to individuals eligible for such grants, including grants to individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended, in compliance with Rule 16b-3 promulgated thereunder, and (2) amend such stock options or stock purchase rights.

•	Reviewing and assessing the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

•	Reviewing annually the performance of the Compensation Committee.

•	Preparing and publishing an annual executive compensation report to be included in the Company’s proxy statement.

MEETINGS:

     It is anticipated that the Compensation Committee will meet at least two times each year. However, the Compensation Committee may establish its own schedule, which it will provide to the Board in advance.

     At a minimum of one such meeting annually, the Compensation Committee will consider stock plans, performance goals and incentive awards, and the overall coverage and composition of the compensation package.

MINUTES:

     The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

     The Compensation Committee will provide written reports to the Board regarding recommendations of the Compensation Committee if any, and submit such reports to the Board for action with copies of the written minutes of its meetings.

COMPENSATION:

     Members of the Compensation Committee shall receive such fees, if any, for their service as Compensation Committee members, as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board.

     Members of the Compensation Committee may not receive any compensation from the Company except the fees they receive for service as a member of the Board or any committee thereof.

OUTSIDE ADVISORS:

     The Compensation Committee shall have the authority to retain at the Company’s expense any compensation consultant to be used by the Company to assist in the evaluation of Chief Executive Officer or executive officer compensation and shall have sole authority to approve the consultant’s fees and other retention terms and termination of such consultant. The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors at the Company’s expense.

DETACH HERE	ZIRDC2

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

IRIDEX CORPORATION

2003 ANNUAL MEETING OF STOCKHOLDERS

June 4, 2003

     The undersigned stockholder of IRIDEX Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoints Theodore A. Boutacoff proxy and attorney-in-fact, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Stockholders of IRIDEX Corporation to be held on June 4, 2003, at 2:00 p.m., Pacific Daylight Savings Time, at the principal offices of the Company located at 1212 Terra Bella, Mountain View, California 94043, and at any adjournment(s) thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this Proxy.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

IRIDEX CORPORATION

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

	Vote-by-Internet			Vote-by-Telephone

1.	Log on to the Internet and go to http://www.eproxyvote.com/irix		1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
		OR
2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website		2.	Enter your Voter Control Number listed above and follow the easy recorded instructions

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of directors, FOR approval of the amendment of the 1998 Stock Plan, FOR approval of the amendment of the 1995 Employee Stock Purchase Plan, FOR ratification of the appointment of the Company’s Independent Accountants, and as said proxies deem advisable on such other matters as may come before the meeting and any adjournment(s) thereof.

1.   Election of Directors.

Nominees:	(01) Theodore A. Boutacoff, (02) James L. Donovan, (03) Joshua Makower, (04) Donald L. Hammond, (05) John M. Nehra, (06) Robert K. Anderson

FOR ALL NOMINEES LISTED ABOVE (EXCEPT AS INDICATED) ☐	☐	☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE

For all nominees except as noted
		FOR	AGAINST	ABSTAIN

2.	Proposal to approve the amendment of the 1998 Stock Plan.	☐	☐	☐

3.	Proposal to approve the amendment of the 1995 Employee Stock Purchase Plan.	☐	☐	☐

4.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants.	☐	☐	☐

In their discretion, upon such other matters which may properly come before the meeting and any adjournment(s) thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature:	Date:	Signature:	Date: